EXHIBIT 23.1  AUDITOR'S CONSENT






                              GEORGE STEWART, CPA
                             316 17th AVENUE SOUTH
                           SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383



To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of Logan Sound Inc. as of April 30, 2009, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.


Very Truly Yours,



/S/ George Stewart

George Stewart, CPA



August 10, 2009